Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, in his capacity as an officer of Stater Bros. Holdings Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
•	The Annual Report on Form 10-K of the Company for the annual period ended September 27, 2009 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: December 17, 2009

/s/ Jack H. Brown
Jack H. Brown
Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)

December 17, 2009

/s/ Phillip J. Smith
Phillip J. Smith
Executive Vice President, and and Chief Financial Officer (Principal Financial Officer)

December 17, 2009